EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Pure Biofuels Corp. Stock Incentive Plan of our report dated March 19, 2007, with respect to the consolidated financial statements of Pure Biofuels Corp., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ DALE MATHESON CARR-HILTON LABONTE LLP

Vancouver, Canada
July 11, 2007